Exhibit 10.57

LIBERTY INTERACTIVE CORPORATION

Settlement Agreement
with respect to
Option Exchange Proposal

Dated: December 20, 2017

Reference is made to the proposal (the “Proposal”) separately presented to you, [●], and incorporated herein by reference by Liberty Interactive Corporation (the “Company”) with respect to the outstanding options, whether vested or unvested, to purchase shares of Series A QVC Group common stock, par value $0.01 per share (“QVCA”)[,][and] shares of Series A Liberty Ventures common stock, par value $0.01 per share (“LVNTA”)[, and shares of Series B Liberty Ventures common stock, par value $0.01 per share (“LVNTB”)] held by you and granted under one or more of the Liberty Interactive Corporation 2010 Incentive Plan (as Amended and Restated Effective November 7, 2011 and as further amended Effective August 5, 2013, the “2010 Plan”)[,][or] the Liberty Interactive Corporation 2012 Incentive Plan (as Amended and Restated as of March 31, 2015, the “2012[ Plan”) or the Liberty Interactive Corporation 2016 Omnibus Incentive Plan (the “2016] Plan” and together with the 2010 Plan[ and the 2012 Plan], the “Plans”) (each such option, an “Eligible Option”).  For purposes of the Proposal, Eligible Options do not include[, in the case of QVCA options or LVNTA options,] any options with an exercise price that is greater than the closing price per QVCA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the New Option Grant Date (as defined below)[, or in the case of LVNTB options, any options with an exercise price that is greater than the LVNTB Fair Market Value (as defined below)].  For your convenience, attached is a schedule showing, as of December 26, 2017, all of your outstanding Eligible Options, including the exercise price, vesting schedule and expiration date thereof.

By executing this agreement, you accept the Proposal recognizing that you must do so with respect to all of your Eligible Options.  Notwithstanding any acceptance by you of the Proposal as contemplated hereby, you or the Company may elect not to complete the transactions contemplated by the Proposal for any reason at any time prior to the New Option Grant Date (as defined below) by delivering written notice (including by electronic mail) to the other.

By accepting the Proposal and executing this agreement, we agree that:

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you will exercise, effective as of December 26, 2017 (the “New Option Grant Date”), each outstanding vested LVNTA [and LVNTB] Eligible Option and receive a number of LVNTA [or LVNTB] shares[, as applicable,] equal to (x) an amount (less any applicable withholding taxes) determined by the product of (1) the number of LVNTA [or LVNTB] shares subject to such vested Eligible Option, multiplied by (2) the difference between[, in the case of a LVNTA Eligible Option, the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date, or, in the case of a LVNTB Eligible Option, (A) if there is sufficient trading volume in shares of LVNTB (which shall mean 500 or more shares) on the Nasdaq Global Select Market on the New Option Grant Date, the closing price per share of LVNTB on the Nasdaq Global Select Market on the New Option Grant Date or (B) if there is insufficient trading volume in shares of LVNTB (which shall mean fewer than 500 shares) on the Nasdaq Global Select Market on the New Option Grant Date,] the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date [multiplied by 1.0075 (such value per LVNTB share, the “LVNTB Fair Market Value”),] and the exercise

In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards.  You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

price of the vested Eligible Option, divided by (y) [in the case of a LVNTA Eligible Option,] the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date[,  or, in the case of a LVNTB Eligible Option, the LVNTB Fair Market Value];

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you will exercise, effective as of the New Option Grant Date, each outstanding vested QVCA Eligible Option and receive a number of shares of QVCA equal to (x) an amount (less any applicable withholding taxes) determined by the product of (1) the number of QVCA shares subject to such vested Eligible Option, multiplied by (2) the difference between the closing price per share of QVCA on the Nasdaq Global Select Market on the New Option Grant Date and the exercise price of the vested Eligible Option, divided by (y) the closing price per share of QVCA on the Nasdaq Global Select Market on the New Option Grant Date;

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for each vested Eligible Option so exercised, the Company will grant you a new option (the “Vested New Option”) on the New Option Grant Date that will be fully vested when granted with substantially the same terms and conditions (including, without limitation, the same number of shares and same series of common stock subject thereto and the same expiration date thereof) as the vested Eligible Option exercised as contemplated above, except that the exercise price for the new option will be[, in the case of a QVCA option or LVNTA option,] the closing price per share of QVCA or LVNTA, as applicable, on the Nasdaq Global Select Market on the New Option Grant Date [or, in the case of a LVNTB option, the LVNTB Fair Market Value];

•	for each unvested Eligible Option, the Company will accelerate the vesting of such Eligible Option and:
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you will exercise, effective as of the New Option Grant Date, each outstanding unvested Eligible Option and receive from the Company a number of restricted LVNTA [or LVNTB] shares (the “Restricted Shares”), which will have a vesting schedule identical to that of the unvested Eligible Option so exercised, equal to (x) an amount (less any applicable withholding taxes including any withholding taxes arising as a result of the filing by you of an election under Internal Revenue Code section 83(b) with respect to such Restricted Shares) determined by the product of (1) the number of LVNTA [or LVNTB] shares[, as applicable,] subject to such unvested Eligible Option multiplied by (2) the difference between[, in the case of a LVNTA Eligible Option,] the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date[, or, in the case of a LVNTB Eligible Option, the LVNTB Fair Market Value,] and the exercise price of the unvested Eligible Option, divided by (y) [in the case of a LVNTA Eligible Option,] the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date[, or, in the case of a LVNTB Eligible Option, the LVNTB Fair Market Value] and further you will file an election under Internal Revenue Code section 83(b) to include the value (as determined herein) of such Restricted Shares in your taxable income on the date of receipt of such Restricted Shares; and

▪

the Company will grant to you on the New Option Grant Date a new option (the “Unvested New Option” and, together with the Vested New Option, the “New Options”) to acquire the same series of common stock, and with substantially the same terms and conditions, including, without limitation, to the same vesting and expiration date, as the unvested Eligible Option exercised as contemplated above, except that the number of LVNTA [or LVNTB] shares subject to such Unvested New Option will be equal to the number of shares subject to the unvested Eligible Option exercised as contemplated above minus the number

In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards.  You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

of Restricted Shares received upon exercise of such unvested Eligible Option, and the exercise price of such new option will be[, in the case of a LVNTA option,] the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date[, or, in the case of a LVNTB option, the LVNTB Fair Market Value].

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The Company shall indemnify and hold you harmless from and against any and all losses, liabilities (including tax liabilities other than taxes imposed on ordinary compensation income), costs, damages or expenses (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) (“Losses”) incurred by, imposed on, or attributed to you in connection with, arising out of or resulting from any claims, demands, actions, proceedings, audits or investigations, in each case, relating to the transactions contemplated herein and initiated by a third party (“Indemnifiable Claims”), other than any such Losses arising out of or resulting from your gross negligence or willful misconduct.  Upon your request, the Company shall advance to you any and all reasonable fees, costs and expenses incurred by you in connection with investigating, defending, responding to or participating in (including any appeal), or preparing to defend or participate in, any Indemnifiable Claim, subject to and contingent upon the receipt of an undertaking by you to repay any amounts advanced by the Company to you hereunder if it is ultimately determined in a final judgment not subject to appeal by a court of competent jurisdiction that you are not entitled to be indemnified pursuant hereto.  The indemnification and advancement of expenses provided herein is in addition to, and not in derogation of, any other rights you may have under applicable law, the Company’s certificate of incorporation or bylaws, or pursuant to any contract, agreement or arrangement; provided, however, that Losses will not be duplicated.

On the New Option Grant Date assuming that neither party has elected as provided herein not to complete the transactions described in the Proposal and this agreement, the Eligible Options will be accelerated and exercised, the Restricted Shares issuable on the exercise of unvested Eligible Options will be issued, and the New Options will be granted, in each case, at 5:00 p.m., New York City time, on the New Option Grant Date.  Each of the New Options to be granted as described above will be granted under the [2016 Plan][Liberty Interactive Corporation 2016 Omnibus Incentive Plan (the “2016 Plan”)], and will be subject to the terms and conditions of that plan and a new stock option agreement.  The new stock option agreement will contain terms and conditions substantially similar to the stock option agreement governing the Eligible Options, except as otherwise described herein.  The Restricted Shares issued in settlement of the exercised unvested Eligible Options will be subject to a restricted stock agreement and will be granted under and governed by the applicable plan under which the Eligible Options were granted. A copy of the 2010 Plan has been filed by the Company with the Securities and Exchange Commission as Exhibit 10.7 the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2011 filed on November 8, 2011 (File No. 001-33982), and a copy of the Amendment to the 2010 Plan has been filed by the Company with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2013 filed on November 5, 2013.  A copy of the 2012 Plan has been filed by the Company with the Securities and Exchange Commission as Exhibit 10.4 the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2015 filed on May 8, 2015 (File No. 001-33982).  A copy of the 2016 Plan has been filed by the Company with the Securities and Exchange Commission as Annex A to the Company’s Proxy Statement on Schedule 14A filed on July 8, 2016 (File No. 001-33982).  In addition, a summary of the material terms of the Plans can be obtained by contacting the Company or from the Liberty Interactive Corporation Legal Department.

Additionally, the Company will provide you with a supplemental QVCA option grant and supplemental LVNTA option grant, each of which will have a Black-Scholes value equal to the estimated amount of certain incremental tax liabilities that you will incur as a result of your participation in the

In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards.  You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

transactions contemplated herein with respect to your QVCA awards and your LVNTA [and LVNTB] awards, respectively, due to the expected reduction under proposed tax reform legislation of the maximum individual tax rate for the 2018 tax year for U.S. federal income tax purposes, as compared to such rate in effect for 2017.

To execute this agreement, you must check the box and sign below, and return this agreement to Kelly King, Assistant Vice President, Compensation [separately provided], (by emailing a scanned or PDF copy or hand delivery) prior to 5:00 p.m. MTN, December 21, 2017.  In addition, completed and executed copies of the required 83(b) Elections must be sent to the Internal Revenue Service as indicated on the form within 30 days of the New Option Grant Date.  The Company will send you completed 83(b) Elections for signature by you [and your spouse].  Please return the signed 83(b) Elections to Ms. King within five (5) days of receipt.  The Company will send a copy to the Internal Revenue Service.

Accepting the offer from the Company with respect to your Eligible Options involves a number of potential risks and uncertainties, including, the potential risks and uncertainties set forth under the heading entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for 2017, each of which has been filed with the SEC and highlights the material risks of investing in the Company and the QVCA[,][and] LVNTA [and LVNTB] shares.  You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors as necessary before deciding whether to accept the Proposal.  You acknowledge that you (x) have received all the information you consider necessary or appropriate for deciding whether to accept the Proposal, (y) have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Proposal and (z) can bear the economic risk of your investment and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of such investment.

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By entering into this agreement with respect to your Eligible Options, you are not waiving any rights you have or may have under any agreement with the Company or any affiliate thereof or otherwise, except that, effective as of the exercise of the Eligible Options, you release all of your rights under such Eligible Options other than those rights provided for herein, including, without limitation, your right to receive the net proceeds of such exercise, as well as the grants of New Options and supplemental options (as described above), and your rights of indemnification described herein.

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Further, by entering into this agreement with respect to your Eligible Options, you are authorizing the Company to deduct the applicable withholding taxes related to the transactions contemplated hereby.

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In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards.  You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

☐Yes, I wish to accept the Proposal as to ALL, but not less than all, of my Eligible Options as more fully-described above and in discussions with the Company, and I agree to file the 83(b) Elections as described above.

Intending to be legally bound hereby and in consideration of the promises hereunder, the parties agree to the foregoing terms.
Employee Signature	Date

Employee Name (please print)	E-mail Address

Legal Name, if different (please print)

Liberty Interactive Corporation

By:

Its:

In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards.  You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Schedule of Eligible Options

Name	Series of Stock	Grant Date	Expiration Date	Plan ID	Grant Price	Eligible Options Outstanding	Eligible Options Vested	Eligible Options Unvested	Vesting Schedule

SECTION 83(B) ELECTION FORM

_______________, 2017

Via Certified Mail, Return Receipt Requested

Internal Revenue Service

____________________

____________________

Re:Election to Include in Taxable Income in Year of Transfer Pursuant to Section 83(b) of the Internal Revenue Code

The name, address and taxpayer identification number of the undersigned (the “Taxpayer”) are:

Name:
Address:

SSN:

Description of the property with respect to which the election is being made (the “Property”):  _____ shares of Series A Liberty Ventures and ______ shares of Series B Liberty Ventures common stock of Liberty Interactive Corporation (the “Company”).

The date on which the Property was transferred is ____________, 2017 (the “Effective Date”). The taxable year to which this election relates is calendar year 2017.

Nature of the restrictions to which the Property is subject:  The Property is subject to transfer restrictions and forfeiture restrictions and vests based on continued service over a period beginning on the Effective Date.

The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the Property with respect to which this election is being made is $__________.

The amount paid by the Taxpayer for the Property is $_____________.

A copy of this statement has been furnished to other persons as provided in Treasury Regulation section 1.83- 2(d).

This statement is executed on __________________, 2017.

TAXPAYER:

[Name]
SSN:

[Name] (Spouse)
SSN:

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the Effective Date. This filing should be made by registered or certified mail, return receipt requested. You are also required to deliver a copy of this statement to the Company. You should also retain a copy of this statement for your records.